UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2022

Veritas Farms, Inc.

(Exact name of registrant as specified in charter)

Nevada	333-210190	90-1254190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1815 Griffin Road, Suite 401, Dania Beach, FL	33004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 691-4367

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Veritas Farms,” “we,” “us” and “our” refer to Veritas Farms, Inc. and its subsidiary.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

Effective June 1, 2022, Kristen High joined our board of directors. The following is a description of the background and business experience of Ms. High.

Kristen High, 47, is an accomplished business executive with 22 years leadership and management experience globally. Ms. High currently serves as Integrator and Head of Operations of Health Scholars, a cloud-based enterprise VR training solution that delivers the most realistic, immersive, and convenient clinical simulation training possible, giving providers the experience and practice needed to be competent and confident in high-risk situations. Ms. High has professional certifications from The Six Types of Working Genius, Miller Heiman International and is a Pro Member of the EOS Integrator Mastery Forum™. She has been trained and implemented Integrated Business planning, using the Oliver Wight Integrated Business Planning model, and worked on a right-sizing restructure led by PWC using their “Fit for Growth” model. Ms. High began her business career in 2000 with Archer Daniels Midland Company, a top 100 company on the Fortune 500 list and spent 13 years expanding sales in Latin America. Ms. High was the Vice President of International for Whitehall Specialties, Inc., a manufacturing company from 2013 to 2015 and played several global roles from 2015 to 2020 in Sales Leadership, Market Development and Global Commercial Effectiveness with Devro, Inc, a multinational based in London with 6 manufacturing plants across four continents. Ms. High graduated from the School for International Training in May 2000 with a master’s degree in International and Intercultural Management. We believe that given her extensive commercial experience with publicly traded, private equity owned, global and entrepreneurial start-ups, she will be a valuable addition to the Veritas Farms board of directors.

As is the case with our other non-employee directors, we will compensate Ms. High with an annual grant of stock options under our 2017 Incentive Stock Plan, in an amount and on terms to be determined by the board of directors. The initial grant to Ms. High is for an option to purchase 100,000 shares at an exercise price of $0.026 per share. The options vest in four (4) quarterly installments commencing ninety (90) days from the date of grant and is contingent upon her continued service on the board. As is the case with our other nonemployee directors, we have also agreed to reimburse Ms. High for out-of-pocket expenses incurred in connection with attending board and committee meetings and have entered into an indemnification agreement with her.

Director Independence

The Company’s board of directors has determined that Ms. High is “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the Nasdaq Stock Market and the NYSE American. Ms. High will serve as a member of the board’s compensation committee and nominating and corporate governance committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2022	VERITAS FARMS, INC.

	By:	/s/ Ramon A. Pino
Ramon A. Pino, Chief Financial Officer

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